Exhibit 23.1

[LOGO]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-179643) of Barnes Group Inc. of our report dated June 9, 2015 relating to the financial statements of the Barnes Group Inc. Retirement Savings Plan, appearing in this Form 11-K for the years ended December 30, 2014 and 2013.

/s/ Fiondella, Milone & LaSarcina LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

June 9, 2015